UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

ERF WIRELESS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 South Shore Boulevard, Suite 100, League City, Texas 77573

 (Address of principal executive offices) (Zip Code)

(281) 538-2101

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 2, 2013, the Board of Directors of ERF Wireless, Inc. (the “Company”), approved the filing of a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation with the Secretary of State of Nevada to effect a reverse stock split in a ratio of 1:400 (the “Reverse Stock Split”).

Previously, on October 1, 2013, shareholders of the Company holding approximately 98.5% of the Company’s voting stock (the “Majority Shareholders”), as of September 24, 2013 (the “Record Date”), consented in writing to, among other things, an amendment to the Company’s Articles of Incorporation to effect one or a series of forward or reverse splits (the “Stock Splits”) of the Company’s common stock only for the express purpose, if required, in connection with obtaining a listing on a national securities exchange. The Stock Splits were required to be at a ratio of not less than 2 and not greater than 400 with the exact ratio to be set within such range at the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that such Stock Splits were required to be effected no later than October 1, 2014 (the “Shareholder Approval”). Neither the (i) number of authorized shares or the par value of the shares of the Company’s common stock nor (ii) number of authorized, issued and outstanding, or any associated conversion ratio of the shares of Series A Preferred Stock were to be changed in connection with any such Stock Split.

On or around October 15, 2013, the Company filed with the Securities and Exchange Commission (the “Commission”), a Definitive Information Statement on Schedule 14C (the “Information Statement”) , providing notice to the shareholders of the Company of, among other things, the shareholder approval for the Stock Splits as described above. Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Stock Splits were not legally able to occur any earlier than 20 days after the mailing date of the Information Statement (which date was November 4, 2013).

Effective December 2, 2013, the Board of Directors of the Company, consistent with the Shareholder Approval for the Stock Splits, approved the Reverse Stock Split and the filing of the Amendment to effect such Reverse Stock Split, which amendment was filed with the Secretary of State on December 12, 2013, provided that such Amendment, pursuant to its terms, did not go effective with the State of Nevada until December 17, 2013. The Board of Directors also approved the rounding of fractional shares remaining after the Reverse Stock Split to the nearest whole share on a per shareholder basis, provided that any shareholders holding over ten (10) shares, but less than ninety-nine (99) shares after the Reverse Stock Split would have their shares automatically rounded up to 100 shares (the “Rounding”).

A copy of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Reverse Stock Split will affect  all issued and outstanding shares of the Company's common stock, as well as common stock underlying stock options, warrants and convertible debentures outstanding immediately prior to the effectiveness of the Reverse Stock Split.  As a result of the Reverse Stock Split, the Company’s issued and outstanding shares of common stock decrease from approximately 34.2 million pre-Reverse Stock Split shares to approximately 85,452 post-Reverse Stock Split shares prior to effecting the Rounding described above.

The Reverse Stock Split becomes effective with FINRA and in the marketplace on December 18, 2013 (the “Effective Date”).  On the Effective Date, the Company’s trading symbol will change to “ERFBD” for a period of 20 business days, at which time the “D” will be removed from the Company’s trading symbol, which will revert back to “ERFB”. In connection with the Reverse Stock Split, the Company’s CUSIP number changed to 26884K309.

ITEM 8.01   OTHER EVENTS.

On December 18, 2013, the Company issued a press release announcing the Reverse Stock Split.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment To Articles of Incorporation
99.1**	Press Release

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF WIRELESS, INC.

December 18, 2013	By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Amendment To Articles of Incorporation
99.1**	Press Release

* Filed herewith.

 ** Furnished herewith.

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